Exhibit 10.1

AGREEMENT ON THE TRANSFER OF INTELLECTUAL PROPERTY
RELATED TO CERTAIN WEBSITE AND DOMAIN NAMES

THIS AGREEMENT is made as of December 1, 2014 by and between Healthnostics, Inc., a Delaware Corporation, 626C Admiral Drive, #141, Annapolis, MD 21401, hereafter referred to as "Seller" and Stragenics, Inc., a Florida Corporation, 100 Rialto Place, Suite 700, Melbourne, FL 32901, hereafter referred to as "Buyer", as follows:

WHEREAS:

Seller is the intellectual property owner of the Website www.bakedamerican.com ("Website"), and sole registered intellectual property owner of the Domain Names www.bakedamerican.com, www.bakedamerican.org, WWW. bakedamerica.com, www.bakedamerica.org, www.bakedamericantv.com and www.bakedamerican.tv, ("Domain Names"). The Website, www.bakedamerican.com is being developed from and hosted in Gaithersburg, Maryland. Seller wishes to transfer, and the Buyer wishes to acquire, the Intellectual Property Website and Domain names, subject to the terms of this agreement,

SECTION 1: TRANSFER OF THE WEBSITE AND DOMAIN NAMES

Transfer of domains: Seller agrees to the assignment and Buyer agrees to the acquisition of the Domains - Domain Names www.bakedamerican.com, www.bakedamerican.org, www.bakedamerica.com, www.bakedamerica.org, ww.bakedamericantv.com and www.bakedamerican.tv, The assignment of the Domains is subject to the registrations approval. Such approval is deemed to be given, once Buyer is registered as the new Intellectual Property Owner of the Domains. The parties to this agreement will provide for all documents and statements, which should be required for the transfer of the ownership of the Domains.

Transfer of Website: Seller agrees to the transfer and Buyer agrees to the acquisition of the Website — www.bakedamerican.com. The parties to this agreement will provide for all documents and statements, which should be required for the transfer of the ownership of the Website.

Databases of the Website: Upon the closing of this agreement, Seller shall provide the complete databases of the Website on digital media designated by the Buyer. Buyer shall exclusively be entitled to use, in its sole discretion, all of Sellers usage rights associated with the Website, including, but not limited to the Website databases.

Seller's website editor will check all links to resources to verify the links are up to date, such that approximately 95% functionality is provided and the references to dates as necessary are updated. Seller will compensate its website editor to perform this service at a monthly rate as previously charged by the website editor.

Consulting Services: If required by the Buyer, Seller will provide for consulting services, which shall include advice regarding potential transfer of the Website to another website hosting service, the identification of additional sources of revenue, which have already been considered by Seller, a written explanation of website editing techniques and procedures, linkages to fee-paying services, general marketing, advertising and assistance with communications and arrangements with the current website hosting service, to include possible assignment of the current hosting contract with Seller.

Seller agrees to render consulting services, with the utmost care possible, provided that the responsibilities correspond to the abilities of the Seller and may reasonably be requested from the Seller. Seller agrees to provide such services in a timely fashion for a period of thirty (30) days following the execution of this agreement, to render the aforesaid consulting services and to answer any questions that may relate to the transition of the Website. Buyer agrees to make use of the Seller's consulting services for not more than three (3) hours per day. Buyer acknowledges that Seller has already rendered certain consulting services before the execution of this Agreement and Section 2: Consideration below covers payment for such services.

SECTION 2: CONSIDERATION

The total consideration to be paid by Buyer to Seller for the transfer of the Intellectual Property Website and Domain Names as described in Section 1 shall be in Buyer's common stock consisting of 5,000,000 shares. The common stock is restricted under Rule 144 of the Securities and Exchange Act of 1933. All shares issued, as part of this transaction shall bear a restrictive legend as set forth below:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND MAY NOT BE SOLD, TRANSFERRED PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (I) AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER SAID ACT OR (II) AN OPINION OF COMPANY COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED."

SECTION 3: CLOSING

Closing will be deemed to have occurred on or about December 1, 2014 when the following conditions precedent have been met.

By the Buyer:

Delivery of 5,000,000 shares as described in Section 2; Consideration.

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By the Seller:

Delivery of an executed Assignment Form transferring good and marketable Title to the Intellectual Property Website and Domain Names, a list of which are attached;

Delivery of a Resolution adopted by Sellers Board of Directors, with Certification by Seller's Secretary authorizing this Agreement and the Sale of the Intellectual Property Website and Domain Names.

SECTION 4: SELLER'S WARRANTIES

Upon execution of this Agreement, Seller warrants that the Domains have been registered and the fees for the Domain registrations have been fully paid,

Seller is the unrestricted owner of the Domains and is solely responsible for, and owner of, the Website materials and databases. The Website and Domain Names are free from any legal defects, are free of any liabilities, are not encumbered by any rights of a third party, in particular by any right of pledge or pre-emptive right, lease right or options of sale;

Buyer declares and Seller acknowledges that Buyer relies on the matters warranted above and has entered into this Agreement on the basis of these warranties.

Except as expressly stated above, Seller provides no express or implied representations or warranties. And such express excludes any further liabilities, in respect to the Website and Domain Names. This exclusion of liabilities implies, in particular, that Seller does not assume liability for any business risk, whether related to providers, customers, suppliers, assets, taxes or to any business aspect. Seller shall not be liable in the event that the Website Providers should not agree to the transfer of the Share Revenue Agreements to Buyer.

With respect to the warranties provided in Section 4: Sellers Warranties, Seller shall be liable for damages and claims arising from any breach of any warranty in an amount not to exceed the consideration paid by Buyer as stated in Section 2 of this Agreement.

Seller acknowledges that the warranties provided in Section 4 will survive the closing of this Agreement for a period of one year from the closing date of this Agreement.

Seller acknowledges that the Buyer is not assuming any liabilities of Seller that may exist as of the date of this Agreement and its' subsequent closing.

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SECTION 5: GENERAL PROVISIONS

This Agreement will be governed by and construed in accordance with the laws of the State of Delaware.

In the event a dispute arises relative to any violation of the terms of this Agreement, the parties to this Agreement agree to use all reasonable efforts to settle such dispute between themselves within thirty (30) days of the date upon which the violation is cited. If the dispute cannot be resolved between the parties and requires the intervention of a third party for resolution, the parties agree to designate the American Arbitration Association to hear the dispute and render an opinion. Both parties agree to be bound by the findings of the arbitration.

This Agreement constitutes all of the terms and conditions regarding the transfer of the Intellectual Property Website and Domain Names.

THIS AGREEMENT is entered into as of December 1, 2014.

SELLER:

/s/ Michael Black
Healthnostics, Inc. by its President, Michael Black

BUYER:

/s/ Alan W. Grofé
Stragenics, Inc., by its President, Alan W. Grofé

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ASSIGNMENT

THIS ASSIGNMENT is made this 1st day of December, 2014 between Healthnostics, Inc., a Delaware corporation ("Assignor") and Stragenies, Inc., a Florida corporation ("Assignee") with reference to the following facts:

Assignor is the owner of certain Intellectual Property Websites and Domain Names, specifically, the website www.bankedamerican.com and the domain names www.bakedamerican.com, www.bakedamerican.org, www.bakedamerica.com, www.bakedamerica.org, www.bakedamericantv.com and www.bakedamerican.tv.

Assignor wishes to sell the Intellectual Property Websites and Domain Names to Assignee, and

Assignee wishes to acquire the Intellectual Property Websites and Domain Names from Assignor.

THEREFORE, it is agreed that in exchange for good and valuable consideration already paid, the receipt of which is hereby acknowledged, Assignor has sold, assigned and transferred and by this Assignment does sell, assign and transfer unto Assignee the entire right, title and interest in and to each of the Intellectual Property Websites and Domain Names as listed in this Assignment and the registration thereof together with the good will of the business in connections which the Intellectual Property Websites and Domain Names are and will be used.

Healthnostics, Inc.

BY:	/s/ Michael J Black
Michael J Black, President and Director

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